Exhibit 99.1

Digital Realty Appoints A. William Stein Chief Executive Officer

As Interim CEO, Stein Has Led Strong Financial Growth and Improved Operational Performance

Stein to Join Board of Directors

San Francisco, CA – November 24, 2014 – Digital Realty Trust, Inc. (NYSE: DLR), a leading global provider of data center and colocation solutions, announced today that its board of directors has appointed A. William Stein as Chief Executive Officer and to the board of directors, effective immediately. Mr. Stein has been serving as interim CEO since March 2014 and has served as the company’s Chief Financial Officer since July 2004, as well as its Chief Investment Officer from 2004 until April 2014.

On behalf of Digital Realty’s board, Chairman Dennis Singleton stated, “I am pleased to announce that after a thorough and deliberative search process, the board has unanimously chosen Bill Stein as Digital Realty’s next CEO. Bill meets all the criteria we looked for in a new CEO, bringing a deep understanding of data centers, real estate and the broader technology landscape based on his 30 years of financial, investment and operational experience. As interim CEO, Bill has created impressive momentum in the business and made great strides in strengthening Digital Realty’s operating and financial performance. His leadership capabilities are clearly evidenced by the improvement in return on invested capital since he took the helm as interim CEO in March 2014. Bill has a clear strategic vision for the company’s future, a strong track record of sound financial stewardship and a big picture understanding of the future of our industry. With this appointment, the board looks forward to working with Bill to build on our recent momentum, and to help guide Digital Realty to the next level and scale of operational sophistication.”

Bill Stein said, “I am honored to be named Digital Realty’s CEO. In my time as interim CEO, Digital Realty has made significant progress towards strengthening our business and building upon our extensive global portfolio of data centers, and I am grateful for the individual and collective contributions of everyone here at the company. We will continue to focus on growing our portfolio with the highest quality properties while culling under-performing assets, and will strive to improve operational efficiencies and strategically expand our global footprint. As CEO, I look forward to continuing to execute on our strategic priorities, sharpening our focus on customer service and cementing Digital Realty’s reputation as the industry leader in data center solutions.”

The appointment of Mr. Stein follows a comprehensive search process conducted by a special committee of the board of directors in conjunction with Spencer Stuart, a leading executive search firm.

Mr. Stein will continue to serve as CFO while the company searches for a permanent successor.

For Additional Information:

Media Inquiries:

John Christiansen / Lindsay Andrews

Sard Verbinnen & Co.

(415) 618-8750

Investor Relations:

John J. Stewart

Senior Vice President

Investor Relations

Digital Realty Trust, Inc.

(415) 738-6500

About Digital Realty

Digital Realty Trust, Inc. supports the data center and colocation strategies of more than 600 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty’s clients include domestic and international companies of all sizes, ranging from financial services, cloud and information technology services, to manufacturing, energy, gaming, life sciences and consumer products. www.digitalrealty.com

Safe Harbor Statement

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to the company’s strategies and plans. These risks and uncertainties include, among others, the following: the impact of current global economic, credit and market conditions; current local economic conditions in our geographic markets; decreases in information technology spending, including as a result of economic slowdowns or recession; adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges); our dependence upon significant tenants; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; defaults on or non-renewal of leases by tenants; our failure to obtain necessary debt and equity financing; risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements; financial market fluctuations; changes in foreign currency exchange rates; our inability to manage our growth effectively; difficulty acquiring or operating properties in foreign jurisdictions; our failure to successfully integrate and operate acquired or developed properties or businesses; the suitability of our properties and data center infrastructure, delays or disruptions in connectivity, failure of our physical infrastructure or services or availability of power; risks related to joint venture investments, including as a result of our lack of control of such investments; delays or unexpected costs in development of properties; decreased rental rates, increased operating costs or increased vacancy rates; increased competition or available supply of data center space; our inability to successfully develop and lease new properties and development space; difficulties in identifying properties to acquire and completing acquisitions; our inability to acquire off-market properties; our inability to comply with the rules and regulations applicable to reporting companies; our failure to maintain our status as a REIT; possible adverse changes to tax laws; restrictions on our ability to engage in certain business activities; environmental uncertainties and risks related to natural disasters; losses in excess of our insurance coverage; changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates. For a further list and description of such risks and uncertainties, see the reports and other filings by the company with the U.S. Securities and Exchange Commission, including the company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.